Exhibit 11.1
LETTER TO GRUPO FINANCIERO GALICIA’S EMPLOYEES
Code of Ethics
Grupo Financiero Galicia is a financial services holding company, an organization that is at the service of the companies that are part of the economic group, the shareholders, and the communities where it does business. This first definition of our company implies to undertake a public responsibility based on standards of ethical conduct. Therefore, Grupo Financiero Galicia commits itself to carry out business activities with honesty, responsibility and transparency.
Grupo Financiero Galicia success depends on the integrity and reputation that all of its employees can build together. The Principles and Practices of Ethical Conduct are aimed at strengthening and enhancing our Company’s good name.
As employees of this Company, our obligation is to avoid those situations that may constitute a violation to this Code of Ethics. Grupo Financiero Galicia S. A. works every day to achieve a solid reputation in the market with responsibility and integrity and is confident that its employees will perform business activities in that same way.
We hereby kindly request Grupo Financiero Galicia’s employees to carefully read the Principles and Practices of Ethical Conduct. Our actions should be aimed at observing the standards set forth therein, which are based on the respect for the law, accountability for our actions, confidentiality, loyalty in communications and personal honesty.
We should never agree with or consent any action that could affect our reputation.
Sincerely,
Grupo Financiero Galicia S. A.’s Board of Directors
Grupo Galicia Etica 2007 English

TABLE OF CONTENTS

1. PURPOSE AND APPLICATION OF THIS CODE OF ETHICS	Page 3

2. ETHICAL VALUES OF COMPANY’S EMPLOYEES	Page 3

3. GRUPO FINANCIERO GALICIA’S PRINCIPLES AND PRACTICES OF THE CODE OF ETHICS	Page 3

3.1. HUMAN RIGHTS AND EQUAL EMPLOYMENT OPPORTUNITY	Page 3

3.2. SAFEGUARDING COMPANY RESOURCES	Page 4

3.3. QUALITY OF SERVICES	Page 4

3.4. FAMILY RELATIONSHIPS IN THE WORKPLACE	Page 4

3.5. WORKPLACE AND WORKFORCE FREE OF DRUGS	Page 5

3.6. ENVIRONMENT, HYGIENE AND SECURITY	Page 5

3.7. SAFETY, GOOD TREATMENT AND NO VIOLENT ACTS	Page 5

3.8. CONFIDENTIALITY OF PERSONNEL’S RECORDS	Page 5

3.9. CONFIDENTIALITY OF THE COMPANY AND CUSTOMERS’ INFORMATION	Page 5

3.10. TRANSPARENCY OF INFORMATION	Page 6

3.11. PREVENTION OF WRONGFUL ACTS	Page 6

3.12. OBJECTIVITY IN BUSINESS AND CONFLICT OF INTEREST	Page 7

3.13. PREVENTION OF ASSET LAUNDERING	Page 7

3.14. GIFTS AND DONATIONS	Page 8

3.15. RELATIONSHIPS WITH GOVERNMENTS	Page 8

3.16. FAIR COMPETITION	Page 8

4. COMMUNICATION POLICY OF GRUPO FINANCIERO GALICIA’S CODE OF ETHICS	Page 9

4.1. REPORT OF VIOLATIONS	Page 9

4.2. RESPONSIBILITIES	Page 9
Grupo Galicia Etica 2007 English

PRINCIPLES AND PRACTICES OF ETHICAL CONDUCT FOR
GRUPO FINANCIERO GALICIA S. A.’S EMPLOYEES
1. PURPOSE AND APLICATION OF THIS CODE OF ETHICS
•	These Principles and Practices should be applied on an equal basis for all of GRUPO FINANCIERO GALICIA S. A.’s employees.

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Compliance with these standards implies to respect the principles of business ethics, show integrity to all company’s customers and be faithful in all communications released by GRUPO FINANCIERO GALICIA S. A.

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The guidelines set forth by this Code of Ethics shall prevail over any other instruction given by hierarchical management, and are part of the standards and regulations being in force in this institution.

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With the purposes of observing this policy, each manager shall ensure that all of his/her employees are fully aware of the importance to comply with these standards, and understand the procedures to be followed in order to avoid any violation of these ethical principles.

2. ETHICAL VALUES OF COMPANY’S EMPLOYEES
•	RESPONSIBILITY: Employees should perform business activities by being responsible for their fulfillment pursuant to institutional objectives.

•	SECURITY: Employees should, as per each employee’s possibilities, foster security and transparency conditions in any activity performed at the company.

•	CONFIDENTIALITY OF INFORMATION: Employees should respect and make someone else respect the confidential nature of the information handled by the company.

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RESPECT FOR THE LAW: All activities carried out by Grupo Financiero Galicia should be performed pursuant to the regulations in force. Employees’ activities performed inside as well as outside this institution should respect the law.

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BUSINESS INTEGRITY: Employees should act faithfully towards the Company and its business objectives, the companies that are part of the economic group and third parties associated with Grupo Financiero Galicia, as well as towards other employees and hierarchical management. There are no reasons to alter or omit any information necessary to carry out the company’s business and financial activities, provided always that such information does not affect others or is not considered confidential, in which case the omission of information could be taken into account. In other words, decision-making shall be transparent and information should be complete and concrete.

•	HONESTY: Employees’ conduct should be straight and honest, according to what has been mentioned above in the two previous values.
3. GRUPO FINANCIERO GALICIA’S PRINCIPLES AND PRACTICES OF THE CODE OF ETHICS
Failure to comply with the Code of Ethics may be considered to be a cause to terminate employment contract, and if failure is such, it could be worth of initiating administrative sanctions and/or the respective legal or criminal actions.
3.1. HUMAN RIGHTS AND EQUAL EMPLOYMENT OPPORTUNITY
•	Grupo Financiero Galicia is committed itself to give support to and value diversity of all its personnel, which it deems its most important asset.

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Decision-making on selection and promotion of personnel should be made on the exclusive basis of each candidate’s personal qualifications. It is Grupo Financiero Galicia’s purpose that no candidate to any job position can be subject to any form of discrimination.

Grupo Galicia Etica 2007 English

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Equal employment opportunity laws should be applied to all functions of the Human Resources area, including recruitment, hiring, layoffs, promotion, compensation, training and job positions. Grupo Financiero Galicia should treat employees and suppliers with respect and dignity.

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It is Grupo Financiero Galicia’s purpose to provide its employees with an adequate workplace for the normal performance of their activities, thus encouraging their commitment to the company and their self-esteem.

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Those behaviors such as offenses, personal harassment, or which in any way constitute any form of discrimination based on religion, gender or race, either inside or outside the workplace, are unacceptable.

•	Any conduct of discrimination or harassment shall be seriously aggravated when the person acting in such a way is in a hierarchical management position.
3.2. SAFEGUARDING COMPANY RESOURCES
•	Grupo Financiero Galicia’s employees should take all measures and procedures necessary to protect the Company’s property and assets.

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The Company shall keep appropriate internal controls which can ensure that its property is safeguarded, that operations are carried out according to management decisions and recorded properly, and that accounting records are kept accurately.

•	It is the responsibility of each Company’s employee to guarantee the integrity and confidentiality of the Company’s assets and properties.

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The Company’s assets are for the exclusive use of Grupo Financiero Galicia’s own activities. The personnel’s equipments (personal computers, faxes, phones, etc.) or workspaces should not be used for private activities or for any other activity other than those specifically associated with the Company’s business activity. Grupo Financiero Galicia reserves its right to make inspections of any of these equipments.

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Throughout each working day, Grupo Financiero Galicia performs and records many accounting transactions. Accurate and complete information of all these records and accounting transactions shall be kept. Accounting practices shall be systematically applied pursuant to the applicable laws, as well as those regulations set forth by management. All transactions carried out related to Grupo Financiero Galicia shall be documented and shall be accurately informed to whoever may correspond.

3.3. QUALITY OF SERVICES
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Grupo Financiero Galicia’s employees are expected to meet the needs of the Company’s customers, according to the area of business the Company does. In this sense, Grupo Financiero Galicia’s important objective has always been to offer high-quality products and services.

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Grupo Financiero Galicia’s continuous efforts consist in improving its products and services in order to meet or outperform its customer’s expectations. The Company’s efforts also aim at observing adequate specifications and contractual agreements, and complies with all applicable regulatory and legal requirements. Every department in the Company should take measures to guarantee that its products and services are of high quality.

3.4. FAMILY RELATIONSHIPS IN THE WORKPLACE
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In order to preserve objectivity and professionalism, the Company discourages love relationships among co-workers of the same department as well as those relationships among co-workers under a direct hierarchy relationship. In such cases, the Company’s policy requires that one employee shall be transferred to another department or area.

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Although hiring an employee’s friend or relative is allowed, it shall be clear that such friend or relative did not receive a special treatment in detriment of other candidates for the same job position.

Grupo Galicia Etica 2007 English

3.5. WORKPLACE AND WORKFORCE FREE OF DRUGS
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Each Company employee shall perform his/her activities without any stimulation or inhibition resulting from alcohol or drugs. This is essential to keep the required levels of performance, guarantee his/her security and be healthy person.

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Pursuant to the laws in force, possession and consumption of illegal drugs and the improper use or abuse of drugs legally purchased are prohibited, as well as the existence of alcohol within the Company’s facilities or while in course of business.

3.6. ENVIRONMENT, HYGIENE AND SECURITY
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Standards of hygiene, care of the work environment and security at work are extremely important for the performance of every day activities and the preservation of Grupo Financiero Galicia’s work environment.

•	All Company’s employees should be aware of, comply with and observe security measures. Furthermore, it is the obligation of those having people in charge to inform them about these standards.
3.7. SAFETY, GOOD TREATMENT AND NO VIOLENT ACTS
•	Grupo Financiero Galicia offers a safe place to work and its personnel is expected to do their part to ensure there exists no violent act or threat to occur any violent act.

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Acts of violence in the workplace (including any threats, threatening conduct, harassment, offensive misconduct, insults or similar behaviors) are prohibited within the Company’s facilities or while in course of business.

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It is the obligation of the Company’s personnel at all levels to maintain a work environment where respect and cordiality are present and be careful with the use of language, whether oral or written towards external and internal customers, suppliers and other employees.

3.8. CONFIDENTIALITY OF PERSONNEL’S RECORDS
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In compliance with labor laws, Grupo Financiero Galicia gathers information and keeps human resources’ records of each of its employees. These records show accurate and updated data, and are relevant to each employee’s job position. They are necessary and useful information to manage and administer the Company’s business affairs.

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Grupo Financiero Galicia shall protect these human resources’ records and personal information against any intrusion, misstatement, either total or partial, and improper use. Any consult to any of these records shall be duly authorized.

•	All personnel’s records shall be considered confidential documents and shall not be disclosed, except in the case of the employer’s legal defense or if required by law.
3.9. CONFIDENTIALITY OF THE COMPANY AND CUSTOMERS’ INFORMATION
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No accounting information that has not been already disclosed to the public as regards Grupo Financiero Galicia or its affiliates shall be released without the prior written approval by Grupo Financiero Galicia’s Chief Financial and Accounting Officer.

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No employee shall inform or use confidential information obtained while he/she works for Grupo Financiero Galicia for his/her own benefit or for third parties’ benefit, such as trading Grupo Financiero Galicia’s securities or securities of its potential commercial associates.

Grupo Galicia Etica 2007 English

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Customers of Grupo Financiero Galicia’s related companies rely on the fact that their personal information was exclusively obtained with commercial purposes. Consequently, employees shall take the necessary measures to ensure confidentiality, integrity and availability of such data and information. This comprises identification of such data that has to be protected, adequate levels of protection for such data, and access to such protected data only by those people who must use them to perform their functions.

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Any employee who has any information due to his/her position or activity with respect to a Company’s performance or businesses subject to a public offering of securities, which has not been disclosed to the investment community and that may affect in any way such securities’ market price, or that may affect trading transactions and negotiation of such securities, he/she shall be strictly reserved about that information (Insider Trading).

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Grupo Financiero Galicia’s employees or those people hired by Grupo Financiero Galicia, such as the cases of external audit or consulting services, shall refrain from using confidential information for their own benefit or for third parties’ benefit.

•	Any employee shall be responsible for managing carefully access passwords, and under no circumstance he/she is allowed to inform them.

•	Employees shall refrain from:
•	Informing confidential information to another person who then acquires or sells Grupo Financiero Galicia’ securities, including put or call options on such securities.

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Trading securities from any other Company whose value could be affected by Grupo Financiero Galicia’s decisions that have not been released to the public yet, as well as put or call options on such securities.

3.10. TRANSPARENCY OF INFORMATION
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Grupo Financiero Galicia considers the transparency of information as the basic principle that shall govern its relationship with shareholders, thus ensuring that the information given to them, the markets where its shares are listed and to said markets’ regulatory bodies, is true and complete. Said information shall accurately reflect the company’s financial condition and results of its operations, and shall be informed within the terms specified and in compliance with the necessary requirements set forth in the applicable standards and general principles of market operations as well as those related to good corporate governance assumed by the community.

•	This standard of transparency and veracity in the information shall also be applied to the Company’s internal communications.

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Grupo Financiero Galicia’s employees shall commit to communicate internal as well as external information in an accurate and true way. In no case, they shall disclose untrue or inaccurate information, which may be unclear for the recipient.

3.11. PREVENTION OF WRONGFUL ACTS
•	Any wrongful act against Grupo Financiero Galicia shall be investigated with no delay by authorized persons and informed to the management authorities.
•	The instructions issued by the Board of Directors must be fulfilled within this in force Code framework.
•	In the event any employee believes that a wrongful act has occurred, he/she shall inform about this situation to the supervisor or to the management authorities.
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Evidences that an employee has performed a wrongful act against Grupo Financiero Galicia, its subsidiaries’ customers or third parties, shall result in proper disciplinary measures, and, if necessary, the Company shall request judicial intervention. Similar consequences shall have if any of Grupo Financiero Galicia’s employees prepares false or misleading accounting records with the purpose of avoiding controls, either for his/her own benefit, for third parties’ benefit or for the benefit of Grupo Financiero Galicia.

Grupo Galicia Etica 2007 English

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Reproduction of, either for personal use or on behalf of Grupo Financiero Galicia, any computer software programs (other than license agreements) protected by copyrights, intellectual property or by license agreements is completely prohibited. Software programs specifically designed for Grupo Financiero Galicia are also included herein.

3.12. OBJECTIVITY IN BUSINESS AND CONFLICT OF INTEREST
•	Grupo Financiero Galicia’s employees are responsible for avoiding:
•	Acting on behalf of Grupo Financiero Galicia in situations where such employee or his/her close relative has any kind of personal interest in the Company.

•	Using the Company name improperly.

•	Accepting any kind of favors from any individual or entity with which Grupo Financiero Galicia at present has or will have a business relationship.

•	Taking personal advantage from any business opportunity in which Grupo Financiero Galicia was involved.

•	Providing any of Grupo Financiero Galicia’s competitors with any kind of assistance for the benefit of its commercial activity.
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In the event any conflict of interest arises due to employment reasons or of any other kind, the Company’s employees shall immediately report to the Person in charge of Grupo Financiero Galicia’ Audit Committee. Company’s employees shall not perform business or professional activities at the same time than and similar to those ones carried out for Grupo Financiero Galicia, which in any way may compete with any other Company’s businesses.

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Those Company’s employees who have any influence on Grupo Financiero Galicia’s business decisions, or any such employee’ close relative shall not have a significant financial interest; for example, as a shareholder or administrator, in any of Grupo Financiero Galicia’s suppliers, without the prior written consent by the Company’s Board of Directors.

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In the event any employee or such employee’s close relative has any significant financial interest in any of Grupo Financiero Galicia’s competitors, such employee shall notify to the person in charge of Grupo Financiero Galicia’ Audit Committee.

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Company’s executive officers, managers, professionals and technicians who have undertaken any activity other than the one performed at Grupo Financiero Galicia shall fully inform about said activity to the person in charge of Grupo Financiero Galicia’s Audit Committee.

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Company’s employees shall not carry out civic or political activities during business hours that may cause any conflict of interests, since this may be understood as Grupo Financiero Galicia’s participation in such activities.

3.13. PREVENTION OF ASSET LAUNDERING
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Asset laundering should be understood as the process throughout the proceeds of any criminal activity is disguised to conceal its illegal origin. Financing of terrorism entails the act to provide terrorists or terrorist organizations with financial support in order to perform terrorism acts. Grupo Financiero Galicia’s employees are responsible for actively cooperating in fighting against this criminal activity, and for contributing when possible in accordance to their functions, with the following actions:

•	Apply the “Know your customer” policy through the registration of the customers’ identity data and information on the activities performed, address, and financial condition.

•	Customers Record: Identity of occasional or usual customers when performing business relations or transactions should be recorded.

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Maintenance and documentation of customer’s records: The fact that this information is available ensures the “customers’ knowledge” and also enables to reconstruct the history of transactions, as well as it allows to give competent authorities an answer to their requests for information.

Grupo Galicia Etica 2007 English

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Detection of suspicious transactions: To pay special attention to those transactions which, according to the customs and practice of any activity, may not be usual, with no economic or legal justification or that may entail an unexpected or unjustified complexity.

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Relationship with customers: Grupo Financiero Galicia’s employees having any relationship with company’s customers must observe and comply with these policies and procedures; specially as regards the application of the “Know your customer” policy. They should ask all information required in the forms and/or systems and review that all data or information required to become a customer and/or to carry out any transaction is being filled.

3.14. GIFTS AND DONATIONS
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Although giving and receiving gifts frequently are part of cordial business relationships, Company’s employees and their families should not exchange gifts and/or donations with customers and/or suppliers, whose value exceeds common business courtesies associated with the normal accepted commercial practices.

•	Giving and receiving gifts or donations should not influence or appear to have an influence on the result of a business decision.
•	Bribery is strictly forbidden.
•	Under no circumstances, gifts should be made to or accepted as courtesy by any government officials.
3.15. RELATIONSHIPS WITH GOVERNMENTS
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Grupo Financiero Galicia expressly states that it is politically impartial and is committed to respectfully comply with all legal obligations to which it is subject to in any country where the Company carries out its activities.

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Grupo Financiero Galicia’s employees should strictly observe the country’s legislation, thus avoiding to incur in any behavior that may damage Grupo Financiero Galicia’s reputation in front of the community, the government or any other governmental body; even if such behavior does not violate any law, which may result in adverse consequences for its businesses and/or image.

•	Company employees should not consciously cooperate with third parties to infringe any law, nor he/she should be part of any action whereby legitimacy might be affected.
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Company’s employees should behave with honesty and integrity in every relationship or transaction performed with government authorities, administrations and employees, ensuring that all information and certifications that they submit, as well as any statement they declare are true, clear and complete.

3.16. FAIR COMPETITION
•	Grupo Financiero Galicia supports to promote a loyal, honest and strong competition in open markets. Therefore, any practice that illegally encourages undermining competitors is forbidden.
Grupo Galicia Etica 2007 English

4. COMMUNICATION POLICY OF GRUPO FINANCIERO GALICIA’S CODE OF ETHICS
In order to ensure that this Code of Ethics is complied, Grupo Financiero Galicia requires that all employees certify to have read and fully understood this Code, and that they will support these Principles and Practices stated therein, in the course of their normal business activities.
4.1. REPORT OF VIOLATIONS
•	Company’s employees are not only responsible for their own conduct, but also for reporting about any violation of this Code of Ethics that they may be aware of.
•	This communication standard should be applied to Grupo Financiero Galicia’s entire personnel.
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If possible in each case, the employee who reports about any event should discuss the situation with his/her supervisor. If the situation is not resolved, the employee should contact the person who is higher in the Company’s hierarchy. If this procedure is not possible due to the characteristics of the problem or of the violation, there is also the alternative for the employees to report to the Audit Committee through the use of the Intranet. In addition, there is also the possibility to report any event throughout the Personnel Services Centre (Centro de Servicios de Atención al Personal) at 6329-6900 or to the following fax number 6329-6794 of the Company’s main subsidiary Banco Galicia, used exclusively for reporting any act of violation.

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The report can be freely made by any Grupo Financiero Galicia’s employee. It should be noted that no final decision, such as a disciplinary measure, should be taken on the investigation, until de person accused of committing such violation has been properly heard. Grupo Financiero Galicia believes in the integrity of all its employees until a violation to this Code has not been evidenced.

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Similarly, the Company shall investigate those cases where there exists any suspicion that after a violation has occurred there is a secrecy agreement between employees or any information necessary for the case is being hidden. These violations shall be considered as very serious faults due to their unfaithful nature.

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In the event any of these faults or their reports are discovered to produce acts of revenge or direct or indirect retaliation actions, administrative actions considered as unfair shall be cancelled and the Company shall take measures against the persons committing such acts of revenge or retaliation.

4.2. RESPONSIBILITIES
•	The Company’s Financial and Accounting Department shall be responsible for the communication, administration and application of this Code of Ethics.
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Any employee who has any doubt as regards the application or interpretation of any of these practices with respect to any particular situation, he/she can first of all make the corresponding inquiry to the Chief Accounting Officer.

Grupo Galicia Etica 2007 English

PERSONAL COMMITTMENT OF ADHERENCE TO GRUPO FINANCIERO
GALICIA’S CODE OF ETHICS
I do hereby state to have received and read Grupo Financiero Galicia’s Code of Ethics, and I therefore understand the resulting obligations arising out of this Code as a Company employee, and I fully adhere to this Code.
Signature:
Clarification:
Number of Employee Record:
This form should be filled and returned to José Luis Gentile, Chief Accounting Officer.
Grupo Galicia Etica 2007 English